Exhibit 99.1

News Release

Rayonier and PotlatchDeltic Announce Stockholder Approvals for Merger
Merger expected to close after market close on January 30, 2026
WILDLIGHT, Fla. & SPOKANE, Wash.– (BUSINESS WIRE) – January 27, 2026 – Rayonier (NYSE: RYN) and PotlatchDeltic (Nasdaq: PCH) today announced that their respective stockholders approved all the proposals necessary to close their previously announced merger.

The final voting results on the proposals voted on at the special meetings will be set forth in each company’s separate Form 8-Ks filed with the U.S. Securities and Exchange Commission.

The merger is expected to be completed after market close on January 30, 2026, subject to the satisfaction or waiver of customary closing conditions. If the merger is completed, each share of PotlatchDeltic common stock outstanding immediately prior to the merger will be converted into the right to receive (i) 1.8185 Rayonier common shares and (ii) $0.61 in cash. Upon completion of the merger, Rayonier shareholders are expected to own approximately 54% of the combined company and former PotlatchDeltic stockholders are expected to own the remaining 46%.

The combined company will initially retain the Rayonier name and its common stock will trade on the New York Stock Exchange under the ticker symbol “RYN”. The combined company intends to announce a new name and ticker symbol later in the first quarter of 2026.

About Rayonier
Rayonier is a leading timberland real estate investment trust with assets located in some of the most productive softwood timber growing regions in the United States. As of September 30, 2025, Rayonier owned or leased under long-term agreements approximately 2.0 million acres of timberlands located in the U.S. South (1.72 million acres) and U.S. Pacific Northwest (307,000 acres). More information is available at www.rayonier.com.

About PotlatchDeltic
PotlatchDeltic Corporation (Nasdaq: PCH) is a leading Real Estate Investment Trust (REIT) that owns approximately 2.1 million acres of timberlands in Alabama, Arkansas, Georgia, Idaho, Louisiana, Mississippi, and South Carolina. Through its taxable REIT subsidiary, the company also operates six sawmills, an industrial-grade plywood mill, a residential and commercial real estate development business and a rural timberland land sales program. PotlatchDeltic, a leader in sustainable forest management, is committed to corporate responsibility. More information can be found at www.potlatchdeltic.com.
Cautionary Statement Regarding Forward-Looking Information
This communication contains certain “forward-looking statements” within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Rayonier Inc.’s and PotlatchDeltic Corporation’s current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Rayonier Inc. and PotlatchDeltic Corporation, including future financial and operating results, Rayonier Inc.’s and PotlatchDeltic Corporation’s plans, objectives, expectations and intentions, the expected timing and likelihood of completion of the transaction, and other statements that are not historical facts, including expected synergies, harvest schedules, timberland acquisitions and dispositions, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this communication will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation: the risk that an event, change or other circumstance could give rise to the termination of the proposed merger; the risk that a condition to closing of the merger may not be satisfied on a timely basis or at all; the risk that the timing to consummate the proposed merger may be delayed; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that any announcement relating to the proposed transaction could have adverse effects on the market price of Rayonier Inc.’s Common Shares or PotlatchDeltic Corporation’s Common Stock; the risk of litigation related to the proposed transaction; disruption from the transaction making it more difficult to maintain relationships with customers, employees, contractors, suppliers, vendors or joint venture partners; the diversion of management time in connection with the proposed transaction; the challenging macroeconomic environment, including disruptions in the timberlands, real estate, land based solutions, and wood products manufacturing industries; the ability of PotlatchDeltic Corporation and Rayonier Inc. to refinance their existing financing arrangements on favorable terms; the cost and availability of third-party logging and trucking services; the geographic concentration of a

Rayonier Inc., 1 Rayonier Way, Wildlight, Florida 32097 www.rayonier.com significant portion of PotlatchDeltic Corporation’s and Rayonier Inc.’s timberland; changes in environmental laws and regulations regarding timber harvesting, wood products manufacturing, delineation of wetlands, endangered species, the development of solar, carbon capture and storage, and carbon credit projects, and development of real estate generally that may restrict or adversely impact PotlatchDeltic Corporation’s or Rayonier Inc.’s ability to conduct their respective businesses, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, including changes in law, policy and political factors beyond our control; the availability and cost of financing for real estate development and mortgage loans, changes in tariffs, taxes or treaties relating to the import and export of PotlatchDeltic Corporation’s and Rayonier Inc.’s products, including those of their respective customers; changes in key management and personnel; PotlatchDeltic Corporation’s and Rayonier Inc.’s ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust; changes in tax laws that could adversely affect beneficial tax treatment; and other risks and uncertainties identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of each of PotlatchDeltic Corporation’s and Rayonier Inc.’s most recent Annual Reports on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q, and other risks as identified from time to time in its Securities and Exchange Commission (“SEC”) reports by both companies.

Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Each of Rayonier Inc. and PotlatchDeltic Corporation undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contacts
For PotlatchDeltic:

(Investors)
Wayne Wasechek
509-835-1521

(Media)
Anna Torma
509-835-1558

For Rayonier:

(Investors / Media)
Collin Mings
904-357-9100

Rayonier Inc., 1 Rayonier Way, Wildlight, Florida 32097 www.rayonier.com